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                                                                    Exhibit 23.9







                         INDEPENDENT AUDITORS' CONSENT


The Partners
Broadcasting Partners Holdings, L.P.

We consent to incorporation by reference in this registration statement on Form S-3 of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated March 30, 1999 on the combined balance sheets of Broadcasting Partners Holdings Radio Group as of December 31, 1997 and 1998 and the related combined statements of operations, partners' capital and cash flows for the period from January 9, 1997 (inception) through December 31, 1997 and the year ended December 31, 1998 included in Citadel Communications Corporation's Current Report on Form 8-K dated December 10, 1999 and in Citadel Broadcasting Company's Current Report on Form 8-K dated December 10, 1999, and to the reference to our firm under the heading "Independent Auditors" in this registration statement.


                                                       /s/ KPMG LLP

McLean Virginia
January 10, 2000